                                                                    EXHIBIT 10.1

                                                                      [IBM LOGO]
IBM BUSINESS PARTNER AGREEMENT
DISTRIBUTOR/RESELLER PROFILE FOR WORKSTATION SOFTWARE
--------------------------------------------------------------------------------

We welcome you as our Remarketer of workstation software which includes Programs and Services.

This Profile covers the details of your approval as our Business
Partner-Distributor for Workstation Software or as our Business Partner-Reseller for Workstation Software, to actively market and diligently promote Programs and Services.

By signing below, each of us agrees to the terms of the following (collectively called the "Agreement"

     (a) this Profile;

     (b) General Terms (Z125-5478-06 08/2000)

     (c) the applicable Attachments referred to in this Profile; and

     (d) Exhibits.

This Agreement and its applicable transaction documents are the complete agreement regarding this relationship, and replace any prior oral or written communications between us. Once this Profile is signed 1) any reproduction of this Agreement or a transaction document made by reliable means (for example, photocopy or facsimile) is considered an original, to the extent permissible under applicable law and 2) all Programs and Services you market and Services you perform under this Agreement are subject to it. If you have not already signed an Agreement for Exchange of Confidential Information (AECI), your signature on this Profile includes your acceptance of the AECI.

After signing this Profile, please return a copy to the address shown below.


Revised Profile (yes/no): Yes        Date received by IBM: 01/08/02
                                                          ----------

Agreed to:                           Agreed to:
Software Spectrum                    International Business Machines Corporation

By: /s/ ROB GRAHAM                   By: /s/ MICHAEL H. COLLEARY
   -----------------------------        ----------------------------------------
       Authorized signature                      Authorized signature


Name (type or print): Rob Graham     Name (type or print): Michael H. Colleary

Date: 1-7-02                         Date: 1-15-02
     --------                             ---------

Business Partner address:            IBM address:

2140 Merritt Drive                   1133 Westchester Avenue
Garland, TX 75041                    Office TN 108
                                     White Plains, NY 10604

Business Partner no. 7000690

                          DETAILS OF OUR RELATIONSHIP

CONTRACT START DATE (MONTH/YEAR): 1/01/02         DURATION: 2 YEARS

RELATIONSHIP APPROVAL/ACCEPTANCE OF ADDITIONAL TERMS:

For each approved relationship and additional terms, each of us agrees to the terms of the following by signing this Profile. Copies of the applicable Attachments are included.

                                              APPLICABLE
APPROVED RELATIONSHIP                          (YES/NO)       ATTACHMENT
Remarketer Terms Attachment for
  Workstation Software                            Yes         Z125-5496-04 08/2000

Distributor Attachment for Workstation
  Software                                        No          Z125-5493-01 08/2000

You are approved to market to:

      Remarketers                                 No

Reseller Attachment for Workstation Software      Yes         Z125-5492-00 11/96

You are approved to market to:

      End Users

ADDITIONAL TERMS:

Passport Advantage Attachment for Distributors
of Workstation Software                           No          Z125-6282-01 09/2001

Passport Advantage Attachment for Resellers
of Workstation Software                           Yes         Z125-6283-01 09/2001

Federal Alliance Offering Attachment
for Distributors of Workstation Software          No          Z125-5347-02 07/97

Federal Alliance Offering Attachment
for Resellers of Workstation Software             Yes         Z125-5346-01 03/97

Value Rebate Distributor Addendum to
Exhibit for Workstation Software                  No          Z125-5799-04 06/2001

Value Rebate Supplement                           No          Z125-5798-03 04/2001

PROGRAMS AND SERVICES:

Unless specific authorization is required, you are approved to market the Programs and Services listed in the Exhibit for Workstation Software.

TIVOLI PROGRAMS CATEGORIES         APPROVED
Tivoli Enterprise (TEN)            No

Tivoli Storage (TST)               No

Tivoli Security (TSE)              No

Tivoli General (TGE)               No

Workstation Software Programs requiring certification are specified in the Exhibit.

The terms of the Exhibit apply to the Programs and Services listed in it.

MINIMUM ANNUAL ATTAINMENT This is the annual objective of your sales of Programs (including any Tivoli Programs you are approved to market) to your Customers. The amount of a sale is the price you paid us for the Program:

                                                      $6M

TIVOLI MINIMUM ANNUAL ATTAINMENT This is the annual objective of your sales of Tivoli Programs you are approved to market to your Customers. The amount of a sale is the price you paid us for the Tivoli Program:

                                                      N/A

Effective Date of Tivoli Minimum Annual Attainment:   N/A

                                                                      [IBM LOGO]
IBM BUSINESS PARTNER AGREEMENT -
GENERAL TERMS

                               TABLE OF CONTENTS

Section                         Title                              Page
1. Definitions.....................................................  2
2. Agreement Structure and Contract Duration.......................  3
3. Our Relationship................................................  4
4. Status Change...................................................  6
5. Confidential Information........................................  6
6. Marketing Funds and Promotional Offerings.......................  6
7. Production Status...............................................  7
8. Patents and Copyrights..........................................  7
9. Liability.......................................................  8
10. Trademarks.....................................................  8
11. Changes to the Agreement Terms.................................  9
12. Internal Use Products..........................................  9
13. Demonstration, Development and Evaluation
    Products.......................................................  9
14. Electronic Communications...................................... 10
15. Geographic Scope............................................... 10
16. Governing Law.................................................. 10

                                                                      [IBM LOGO]
IBM BUSINESS PARTNER AGREEMENT -
GENERAL TERMS
--------------------------------------------------------------------------------

1    DEFINITIONS

     BUSINESS PARTNER is a business entity which is approved by us to market Products and Services under this Agreement.

     CUSTOMER is either an End User or a Remarketer. We specify in your Profile if we approve you to market to End Users or Remarketers, or both.

     END USER is anyone, who is not part of the Enterprise of which you are a part, who uses Services or acquires Products for its own use and not for resale.

     ENTERPRISE is any legal entity (such as a corporation) and the subsidiaries it owns by more than 50 percent. An Enterprise also includes other entities as IBM and the Enterprise agree in writing.

     LICENSED INTERNAL CODE is called "Code". Certain Machines we specify (called "Specific Machines") use Code. International Business Machines Corporation or one of its subsidiaries owns copyrights in Code or has the right to license Code. IBM or a third party owns all copies of Code, including all copies made from them.

     MACHINE is a machine, its features, conversions, upgrades, elements, accessories, or any combination of them. The term "Machine" includes an IBM Machine and any non-IBM Machine (including other equipment) that we approve you to market.

     PRODUCT is a Machine or Program, that we approve you to market, as we specify in your Profile.

     PROGRAM is an IBM Program or a non-IBM Program provided by us, under its applicable license terms, that we approve you to market.

     RELATED COMPANY is any corporation, company or other business entity:

     1. more than 50 percent of whose voting shares are owned or controlled, directly or indirectly, by either of us, or which owns or controls, directly or indirectly, more than 50 percent of the voting shares of either of us, or

     3. more than 50 percent of whose voting shares are under common ownership or control, directly or indirectly, with the voting shares of either of us.

     However, any such corporation, company or other business entity is considered to be a Related Company only so long as such ownership or control exists. "Voting shares" are outstanding shares or securities representing the right to vote for the election of directors or other managing authority.

     REMARKETER is a business entity which acquires Products and Services, as applicable, for the purpose of marketing.

     SERVICE is performance of a task, provision of advice and counsel, assistance, or access to a resource (such as a network and associated enhanced communication and support) that we approve you to market.

2.   AGREEMENT STRUCTURE AND CONTRACT DURATION

     PROFILES

     We specify the details of our relationship (for example, the type of Business Partner you are) in a document called a "Profile." Each of us agrees to the terms of the Profile, the General Terms, the applicable Attachments referred to in the Profile, and the Exhibit (collectively called the "Agreement") by signing the Profile.

     GENERAL TERMS

     The General Terms apply to all of our Business Partners.

     ATTACHMENTS

     We describe, in a document entitled an "Attachment", additional terms that apply.

     Attachments may include, for example, terms that apply to the method of Product distribution (Remarketer Terms Attachment or Complementary Marketing Terms Attachment) and terms that apply to the type of Business Partner you are, for example, the terms that apply to a Distributor relationship as described in the Distributor Attachment. We specify in your Profile the Attachments that apply.

     EXHIBITS

     We describe in an Exhibit, specific information about Products and Services, for example, the list of Products and Services you may market, and warranty information about the Products.

     Transaction Documents

     We will provide to you the appropriate "transaction documents." The following are examples of transaction documents, with examples of the information and responsibilities they may contain:

     1.   invoices (item, quantity, payment terms and amount due); and

     2. order acknowledgements (confirmation of Products and quantities ordered).

     CONFLICTING TERMS

     If there is a conflict among the terms in the various documents, the terms of:

     1.   a transaction document prevail over those of all the documents;

     2. an Exhibit prevail over the terms of the Profile, Attachments and the General Terms;

     3. a Profile prevail over the terms of an Attachment and the General Terms; and

     4.   an Attachment prevail over the terms of the General Terms.

     If there is an order of precedence within a type of document, such order will be stated in the document (for example, the terms of the Distributor Attachment prevail over the terms of the Remarketer Terms Attachment, and will be so stated in the Distributor Attachment).

     OUR ACCEPTANCE OF YOUR ORDER

     Products and Services become subject to this Agreement when we accept your order by:

     1.   sending you a transaction document; or

     2.   providing the Products or Services.

     ACCEPTANCE OF THE TERMS IN A TRANSACTION DOCUMENT

     You accept the terms in a transaction document by doing any of the following:

     1.   signing it (those requiring a signature must be signed);

     2.   accepting the Product or Services;

     3.   providing the Product or Services to your Customer; or

     4.   making any payment for the Product or Services.

     CONTRACT DURATION

     We specify the contract start date and the duration in your Profile. Unless we specify otherwise in writing, the Agreement will be renewed automatically for subsequent two year periods. However, you may advise us in writing not to renew the Agreement. Each of us is responsible to provide the other three months written notice if this Agreement will not be renewed.

3.   OUR RELATIONSHIP

     RESPONSIBILITIES

     Each of us agrees that:

     1. you are an independent contractor, and this Agreement is non-exclusive. Neither of us is a legal representative or legal agent of the other. Neither of us is legally a partner of the other (for example, neither of us is responsible for debts incurred by the other), and neither of us is an employee or franchise of the other, nor does this Agreement create a joint venture between us;

     2. each of us is responsible for our own expenses regarding fulfillment of our responsibilities and obligations under the terms of this Agreement;

     3. neither of us will disclose the terms of this Agreement, unless both of us agree in writing to do so, or unless required by law;

     4. neither of us will assume or create any obligations on behalf of the other or make any representations or warranties about the other, other than those authorized;

     5. any terms of this Agreement, which by their nature extend beyond the date this Agreement ends, remain in effect until fulfilled and apply to respective successors and assignees;

     6.   we may withdraw a Product or Service from marketing at any time;

     7. we will allow the other a reasonable opportunity to comply before it claims the other has not met its obligations, unless we specify otherwise in the Agreement;

     8. neither of us will bring a legal action against the other more than two years after the cause of action arose, unless otherwise provided by local law without the possibility of contractual waiver;

      9. failure by either of us to insist on strict performance or to exercise a right when entitled does not prevent either of us from doing so at a later time, either in relation to that default or any subsequent one;

     10. neither of us is responsible for failure to fulfill obligations due to causes beyond the reasonable control of either of us;

     11. IBM reserves the right to assign, in whole or in part, this Agreement, to a Related Company, but may assign its rights to payment or orders to any third party;

     12.  IBM does not guarantee the results of any of its marketing plans; and

     13. each of us will comply with all applicable laws and regulations (such as those governing consumer transactions).

     OTHER RESPONSIBILITIES

     You agree:

      1. to be responsible for customer satisfaction for all your activities, and to participate in customer satisfaction programs as we determine;

      2. that your rights under this Agreement are not property rights and, therefore, you cannot transfer them to anyone else or encumber them in any way. For example, you cannot sell your approval to market our Products or Services or your rights to use our Trademarks;

      3.  to maintain the criteria we specified when we approved you;

      4. to achieve and maintain the certification requirements for the Products and Services you are approved to market, as we specify in your Profile;

      5. not to assign or otherwise transfer this Agreement, your rights under this Agreement, or any of its approvals, or delegate any duties, unless expressly permitted to do so in this Agreement. Otherwise, any attempt to do so is void;

      6. to conduct business activities with us (including placing orders) which we specify in the operations guide, using our automated electronic system if available. You agree to pay all your expenses associated with it such as your equipment and communication costs;

      7. that when we provide you with access to our information systems, it is only in support of your marketing activities. Programs we provide to you for your use with our information systems, which are in support of your marketing activities, are subject to the terms of their applicable license agreements, except you may not transfer them;

      8. to promptly provide us with documents we may require from you or the End User (for example, our license agreement signed by the End User) when applicable;

      9. that you will not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of wrongfully influencing decisions in favor of IBM, directly or indirectly. IBM may terminate this Agreement immediately in case of 1) a breach of this clause or 2) when IBM reasonably believes such a breach has occurred, or is likely to occur; and

     10. that your conduct under this Agreement will be consistent with the antiboycott laws and regulations of the United States.

     OUR REVIEW OF YOUR COMPLIANCE WITH THIS AGREEMENT

     We may periodically review your compliance with this Agreement. You agree to provide us with relevant records on request. We may reproduce and retain copies of these records. We, or an independent auditor, may conduct a review of your compliance with this Agreement on your premises during your normal business hours.

     If, during our review of your compliance with this Agreement, we find you have materially breached the terms of this relationship, in addition to our rights under law and the terms of this Agreement, for transactions that are the subject of the breach, you agree to refund the amount equal to the discount (or fee, if applicable) we gave you for the Products or Services or we may offset any amounts due to you from us.

4.   STATUS CHANGE

     You agree to give us prompt written notice (unless precluded by law or regulation) of any change or anticipated change in your financial condition, business structure, or operating environment (for example, a material change in equity ownership or management or any substantive change to information supplied in your application). Upon notification of such change, (or in the event of failure to give notice of such change) IBM may, at its sole discretion, immediately terminate this Agreement.

5.   CONFIDENTIAL INFORMATION

     With reference to the IBM Agreement for Exchange of Confidential Information, the following is confidential information (Information):

     1.   all information IBM marks or otherwise states to be confidential;

     2.   any of the following prepared or provided by IBM:

          a.   sales leads,

          b.   information regarding prospects or Customers

          c.   unannounced information about Products and Services,

          d.   business plans, or

          e.   market intelligence;

     3. any of the following written information you provide to us on our request and which you mark as confidential:

          a.   reporting data,

          b.   financial data, or

          c.   the business plan.

     All other information exchanged between us is nonconfidential, unless disclosed as specified in the IBM Agreement for Exchange of Confidential Information.

6.   MARKETING FUNDS AND PROMOTIONAL OFFERINGS

     We may provide marketing funds and promotional offerings to you. If we do, you agree to use them according to our guidelines and to maintain records of your activities regarding the use of such funds and offerings for three years. We may withdraw or recover marketing funds and promotional offerings from you if you breach any terms of the Agreement. Upon notification of termination of the Agreement, marketing funds and promotional offerings will no longer be available for use by you, unless we specify otherwise in writing.

7.   PRODUCTION STATUS

     Each IBM Machine is manufactured from new parts, or new and used parts. In some cases, the IBM Machine may not be new and may have been previously installed. Regardless of the IBM Machine's production status, our appropriate warranty terms apply. You agree to inform your Customer of these terms in writing (for example, in your proposal or brochure).

8.   PATENTS AND COPYRIGHTS

     For the purpose of this section only, the term Product includes Licensed Internal Code (if applicable).

     If a third party claims that a Product we provide under this Agreement infringes that party's patents or copyrights, we will defend you against that claim at our expense and pay all costs, damages, and attorneys' fees that a court finally awards, provided that you:

     1.   promptly notify us in writing of the claim; and

     2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

     If you maintain an inventory, and such a claim is made or appears likely to be made about a Product in your inventory, you agree to permit us either to enable you to continue to market and use the Product, or to modify or replace it. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you a credit, as we determine, which will be either 1) the price you paid us for the Product (less any price-reduction credit), or

     2) the depreciated price.

     This is our entire obligation to you regarding any claim of infringement.

     CLAIMS FOR WHICH WE ARE NOT RESPONSIBLE

     We have no obligation regarding any claim based on any of the following:

     1.   anything you provide which is incorporated into a Product;

     2. your modification of a Product, or a Program's use in other than its specified operating environment;

     3. the combination, operation, or use of a Product with any Products not provided by us as a system, or the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or

     4. infringement by a non-IBM Product alone, as opposed to its combination with Products we provide to you as a system.

9.   LIABILITY

     Circumstances may arise where, because of a default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply as your exclusive remedy and our exclusive liability.

     OUR LIABILITY

     We are responsible only for:

     1.   payments referred to in the "Patents and Copyrights" section above;

          bodily injury (including death), and damage to real property and tangible personal property caused by our Products; and

     3. the amount of any other actual loss or damage, up to the greater of $100,000 or the charges (if recurring, 12 months' charges apply) for the Product or Service that is the subject of the claim.

     ITEMS FOR WHICH WE ARE NOT LIABLE

     Under no circumstances (except as required by law) are we liable for any of the following:

     1. third-party claims against you for damages (other than those under the first two items above in the subsection entitled 'Our Liability');

     2.   loss of, or damage to, your records or data; or

     3. special, incidental, or indirect damages, or for any economic consequential damages (including lost profits or savings) even if we are informed of their possibility.

     YOUR LIABILITY

     In addition to damages for which you are liable under law and the terms of this Agreement, you will indemnify us for claims made against us by others (particularly regarding statements, representations, or warranties not authorized by us) arising out of your conduct under this Agreement or as a result of your relations with anyone else.

10.  TRADEMARKS

     We will notify you in written guidelines of the IBM Business Partner title and emblem which you are authorized to use. You may not modify the emblem in any way. You may use our Trademarks (which include the title, emblem, IBM trade marks and service marks) only:

     1.   within the geographic scope of this Agreement;

     2.   in association with Products and Services we approve you to market;
          and

     3.   as described in the written guidelines provided to you.

     The royalty normally associated with non-exclusive use of the Trademarks will be waived, since the use of this asset is in conjunction with marketing activities for Products and Services.

     You agree to promptly modify any advertising or promotional materials that do not comply with our guidelines. If you receive any complaints about your use of a Trademark, you agree to promptly notify us. When this Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees we incur in getting you to stop.

     You agree not to register or use any mark that is confusingly similar to any of our Trademarks.

     Our Trademarks, and any goodwill resulting from your use of them, belong to us.

11.  CHANGES TO THE AGREEMENT TERMS

     We may change the terms of this Agreement by giving you one month's written notice.

     We may, however, change the following terms without advance notice:

     1.   those we specify in this Agreement as not requiring advance notice;

     2.   those of the Exhibit unless otherwise limited by this Agreement; and

     3.   those relating to safety and security.

     Otherwise, for any other change to be valid, both of us must agree in writing. Changes are not retroactive. Additional or different terms in any written communication from you (such as an order), are void.

12.  INTERNAL USE PRODUCTS

     You may acquire Products you are approved to market for your internal use within your Business Partner operations. Except for personal computer Products, you are required to advise us when you order Products for your internal use.

     We will specify in your Exhibit the discount or price, as applicable, at which you may acquire the Products for internal use. Such Products do not count, unless we specify otherwise in the Exhibit, toward 1) your minimum annual attainment, 2) determination of your discount or price, as applicable, or 3) determining your marketing or promotional funds.

     Any value added enhancement or systems integration services otherwise required by your relationship is not applicable when you acquire Products for internal use. You must retain such Products for a minimum of 12 months, unless we specify otherwise in the Exhibit.

13.  DEMONSTRATION, DEVELOPMENT AND EVALUATION PRODUCTS

     You may acquire Products you are approved to market for demonstration, development and evaluation purposes, unless we specify otherwise in the Exhibit. Such Products must be used primarily in support of your Product marketing activities. Additionally, such Products do not count unless we specify otherwise in the Exhibit, toward 1) your minimum annual attainment,
     2) determination of your discount or price, as applicable, or 3) determining your marketing or promotional funds.

     We will specify in your Exhibit the Products we make available to you for such purposes, the applicable discount or price, and the maximum quantity of such Products you may acquire and the period they are to be retained. The maximum number of input/output devices you may acquire is the number supported by the system to which they attach.

     If you acquired the maximum quantity of Machines, you may still acquire a field upgrade, if available.

     We may decrease the discount we provide for such Products on one month's written notice.

     You may make these Products available to a Customer for the purpose of demonstration and evaluation. Such Products may be provided to an End User for no more than three months.

     For a Program, you agree to ensure the Customer has been advised of the requirement to accept the terms of a license agreement before using the Program.

14.  ELECTRONIC COMMUNICATIONS

     Each of us may communicate with the other by electronic means, and such communication is acceptable as a signed writing to the extent permissible under applicable law. Both of us agree that for all electronic communications, an identification code (called a "user ID") contained in an electronic document is sufficient to verify the sender's identity and the document's authenticity.

15.  GEOGRAPHIC SCOPE

     All the rights and obligations of both of us are valid only in the United States and Puerto Rico.

16.  GOVERNING LAW

     The laws of the State of New York, without regard to conflict of laws principles, govern this Agreement.

     The "United Nations Convention on Contracts for the International Sale of Goods" does not apply.

                                                                      [IBM LOGO]
IBM BUSINESS PARTNER AGREEMENT
REMARKETER TERMS ATTACHMENT FOR WORKSTATION SOFTWARE
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section      Title                                                          Page
1.           Our Relationship .............................................  2
2.           Ordering and Delivery ........................................  2
3.           Returns ......................................................  3
4.           Price, Invoicing, Payment and
             Taxes ........................................................  4
5.           Export and Import ............................................  5
6.           Title ........................................................  6
7.           Risk of Loss .................................................  6
8.           Warranty .....................................................  6
9.           Ending the Agreement .........................................  6

                                                                      [IBM LOGO]
IBM BUSINESS PARTNER AGREEMENT
REMARKETER TERMS ATTACHMENT FOR WORKSTATION SOFTWARE
--------------------------------------------------------------------------------

1.   OUR RELATIONSHIP

     As our Business Partner, you market to your Customers Programs and Services (including shrink-wrap Services). These terms apply to Business Partners whose method of distribution is under this Agreement and includes Distributors and Resellers for Workstation Software.

     RESPONSIBILITIES

     Each of us agrees:

     1.   each of us is free to set its own prices and terms;

     2. neither of us will discuss its Customer prices and terms in the presence of the other; and

     3. we offer a money back guarantee for IBM and Lotus Programs to End Users. You agree to 1) accept their return within the time frame we specify, 2) refund the full amount the Customer paid for the returned Programs, and 3) dispose of them (including all the components) as we specify.

     OTHER RESPONSIBILITIES

     You agree to:

     1. provide high quality technical support, including effective "hot-line" (or equivalent) support to your Customers, as applicable;

     2. provide us with sufficient, free and safe access to your facilities, at a mutually convenient time, for us to fulfill our obligations;

     3. retain records, as we specify in the operations guide, of each Program and Service transaction (for example, a sale or credit) for three years;

     4.   maintain sufficient inventory to meet Customer demands;

     5. provide us with marketing, sales, and inventory information for our Programs and Services as we specify in the operations guide;

     6. provide a dated sales receipt (or its equivalent, such as an invoice) to your Customers before or upon delivery of Programs and Services; and

     7. when you are approved to market to Remarketers, market Programs and Services which require certification only to Remarketers who are certified to market them.

2.   ORDERING AND DELIVERY

     You may order from us as we specify in the operations guide.

     We will agree to a location to which we will ship. We may establish criteria for you to maintain at such location (for example, certain physical characteristics, such as a loading dock).

     Upon becoming aware of any discrepancy between our shipping manifest and the Programs and Services received from us, you agree to notify us immediately. We will work with you to reconcile any differences.

     Although we do not warrant delivery dates, we will use reasonable efforts to meet your requested delivery dates.

     We select the method of transportation and pay associated charges for Programs and Services we ship.

     If we are unable to stop shipment of an order you cancel, and you return such Programs or Services to us after shipment, our returns terms apply.

3.   RETURNS

     You must request and receive approval from us to return Programs and Services. We will inform you in writing of the schedule by which you may return Programs and Services to us. Such Programs and Services must have been acquired directly from us. We will issue a credit to you when we accept the returned Programs and Services. The credit will be based on the price you paid for the Programs and Services, less any price adjustments. They must be received by us within one month of our approving their return, unless we specify otherwise to you in writing. You agree to ensure that the Programs and Services are free of any legal obligations or restrictions that prevent their return. We accept them only from locations, within the country, to which we shipped them. We will reject any that do not comply with these terms. Additional information will be provided to you in writing.

     CURRENT PROGRAMS AND SERVICES

     Current Programs and Services are those that are currently marketed by us. For purposes of rebalancing your inventory, any current Programs and Services may be returned to us for credit. You agree to pay shipping and associated charges for Programs and Services you return. Returned Programs and Services must be in our unopened and undamaged packages.

     WITHDRAWN PROGRAMS AND SERVICES

     Withdrawn Programs and Services are those which are no longer marketed by us. Requests to return withdrawn Programs and Services must be submitted within seven months from the date of withdrawal or "end-of-life" date. You agree to pay shipping and associated charges for Programs and Services you return. Returned Programs and Services must be in their unopened and undamaged packages.

     UNSALABLE PROGRAMS

     Unsalable Programs are those which are:

     1.   defective;

     2.   damaged;

     3.   returned by the End User under our money-back guarantee;

     4. returned because the End User did not accept the terms of the license agreement; or

     5.   returned by the End User under the terms of their warranty.

     You agree to refund the amount paid for Programs returned by your customer for any of the above reasons.

     We are responsible for transportation charges we authorize for the return of Unsalable Programs.

4.   PRICE, INVOICING, PAYMENT AND TAXES

     PRICE

     The price for each Program and Service will be made available to you in a communication which we provide to you in published form or through our electronic information systems or a combination of both.

     The price for each Program or Service is the lower of the price in effect on the date we receive your order or the date we ship a Program or Service to you, if it is within six months of the date we receive your order.

     However, if we receive your order after a price increase notification, but before the effective date of the price increase, the price in effect is the higher price. An exception to this is for orders for shrink-wrap Programs (including "use pack" and "license pack") for quantities the sum of which is not more than your prior four weeks sales as reported to us. For such orders, the price in effect is the lower price.

     PRICE CHANGES

     We may change prices at any time. We will inform you of any price changes and endeavor to give you prior price change notification.

     You will receive the benefit of a price decrease for Programs or Services we ship on or after the effective date of the decrease.

     If we decrease the price for a Program or Service, you will be eligible to receive a price decrease credit for those in your inventory in the country from which they were acquired from us. However, if acquired from us under a special offering (for example, promotional price or other special incentive), they may not be eligible for a full credit. They must have been acquired directly from us.

     Such inventory is your on-hand inventory level, your returns in transit to us, and those in transit from us to you, all on the day prior to the effective date of the price decrease. You are required to report, in a format we specify in the operations guide, such inventory level within one month of the price decrease.

     The price decrease credit is the difference between the price you paid, after any adjustments, and the new price. We reserve the right to audit your inventory and records on your premises.

     INVOICING, PAYMENT AND TAXES

     Amounts are due upon receipt of invoice and payable as specified in a transaction document.

     You agree to pay accordingly, including any late payment fee.

     Details of any late payment fee will be provided upon request at the time of order and will be included in the invoice.

     You may use a credit only after we issue it.

     If any authority requires us to include in our invoice to you a duty, tax, levy, or fee which they impose, excluding those based on our net income, upon any transaction under this Agreement, then you agree to pay that amount.

     RESELLER TAX EXEMPTION

     You agree to provide us with your valid reseller exemption documentation for each applicable taxing jurisdiction to which we ship Programs and Services. If we do not receive such documentation we will charge you applicable taxes and duties. You agree to notify us promptly if this documentation is rescinded or modified. You are liable for any claims or assessments that result from any taxing jurisdiction refusing to recognize your exemption.

     FAILURE TO PAY ANY AMOUNTS DUE

     If you fail to pay any amounts due in the required period of time, you agree that we may do one or more of the following, unless precluded by law:

     1. impose a finance charge, as we specify to you in writing, up to the maximum permitted by law, on the portion which was not paid during the required period;

     2.   require payment on or before delivery of Programs or Services;

     3. repossess any Programs and Services for which you have not paid. If we do so, you agree to pay all expenses associated with repossession and collection, including reasonable attorneys' fees. You agree to make the Programs and Services available to us at a site that is mutually convenient;

     4.   not accept your order until any amounts due are paid;

     5.   terminate this Agreement; or

     6.   pursue any other remedy available at law.

     We may offset any amounts due you, or designated for your use (for example, marketing funds or promotional offerings), against amounts due us or any of our Related Companies.

     In addition, if your account with any of our Related Companies becomes delinquent, we may invoke any of these options when allowable by applicable law.

5.   EXPORT AND IMPORT

     You may actively market Programs and Services only within the geographic scope specified in this Agreement. You may not market outside this scope and you agree not to use anyone else to do so.

     EXPORT AND IMPORT LAWS

     You warrant that you will comply with all applicable export and import laws (which in some instances prohibit or restrict in-country marketing to certain Customers), when you market Programs, Services and technical data. You agree that if you export or import Programs, Services and technical data, you, and not IBM, will act as the exporter or importer. Further, you warrant that you are knowledgeable with, and are and will remain in full compliance with, the applicable export and import laws, regulations, orders and policies (including, but not limited to, securing all necessary clearance requirements, export and import licenses and exemptions, and making all proper filings). We may, at our sole discretion, require you from time to time to provide us with written certification relating to your compliance with applicable export and import laws or prohibit you from doing business with certain Customers in order to ensure that you and IBM comply with applicable export and import laws.

     You will indemnify us for claims made against us for your failure to comply with applicable export and import laws, regulations or orders.

     CUSTOMER EXPORTS

     If a Customer acquires a Program for export you agree to use your best efforts to ensure that your Customer complies with all applicable export and import laws.

     ATTAINMENT

     Program you export (or which are acquired by a Customer for export) outside the geographic scope of the Agreement will not count toward attainment of your objectives and will not qualify for applicable promotional offerings and marketing funds.

6.   TITLE

     We do not transfer a Program's title.

7.   RISK OF LOSS

     We bear the risk of loss of, or damage to, a Program until its initial delivery from us to you.

     Thereafter, you assume the risk

8.   WARRANTY

     Warranty terms for Programs are described in the Program's license terms. Unless we specify otherwise, we provide other vendor Programs WITHOUT WARRANTY OF ANY KIND. However, other vendors may provide their own warranties.

9.   ENDING THE AGREEMENT

     Regardless of the contract duration specified in the Profile, or any renewal period in effect, either of us may terminate this Agreement, with or without cause, on three months' written notice. If, under applicable law, a longer period is mandatory, then the notice period is the minimum notice period allowable.

     If we terminate for cause (such as you not meeting your minimum annual attainment) we may, at our discretion, allow you a reasonable opportunity to cure. If you fail to do so, the date of termination is that specified in the notice.

     However, if either party breaches a material term of the Agreement, the other party may terminate the Agreement on written notice. Examples of such breach by you are: if you do not maintain customer satisfaction; if you do not comply with the terms of a transaction document; if you repudiate this Agreement; or if you make any material misrepresentations to us. You agree that our only obligation is to provide the notice called for in this section and we are not liable for any claims or losses if we do so.

     At the end of this Agreement, you agree to:

     1. pay for or return to us, at our discretion, any Programs or Services for which you have not paid; and

     2. allow us, at our discretion, to acquire any other Programs or Services in your possession or control, at the price you paid us, less any credits issued to you.

     Programs to be returned must be in their unopened and undamaged packages and in your inventory (or in transit from us) on the day this Agreement ends. We will inspect the Programs, and reserve the right to reject them. You agree to pay all the shipping charges.

     At the end of this Agreement, each of us agrees to immediately settle any accounts with the other. We may offset any amounts due you against amounts due us, or any of our Related Companies as allowable under applicable law.

     You agree that if we permit you to perform certain activities after this Agreement ends, you will do so under the terms of this Agreement.

                                                                      [IBM LOGO]
IBM BUSINESS PARTNER AGREEMENT
RESELLER ATTACHMENT FOR WORKSTATION SOFTWARE
--------------------------------------------------------------------------------


These terms prevail over and are in addition to or modify the Remarketer Terms Attachment for Workstation Software.

1.   MARKETING APPROVAL

     You are approved as a Reseller for Workstation Software under remarketer terms for workstation software to market Programs and Services.

2.   YOUR RESPONSIBILITIES TO US

     You agree:

     1. to develop a mutually acceptable business plan with us. Such plan will document your marketing plans as they apply to our relationship. We will review the plan, at a minimum, twice a year;

     2. that, unless precluded by applicable law, one of the requirements for you to retain this relationship is that you achieve the minimum annual attainment, as we specify in your Profile;

     3.   to order Programs and Services, as we specify in the operations guide;

     4. to maintain trained personnel for the Programs and Services you are approved to market;

     5. to provide us, on our request, relevant financial information about your business so we may, for example, use this information in our consideration to extend credit terms to you. We will require, at a minimum, an annual audited financial report;

     6. to maintain the capability to demonstrate the Programs, as we specify in writing;

     7.   to report Program defects to us, as applicable; and

     8. to support our marketing strategy by maintaining an inventory of selected Programs and Services, as we specify in writing.

3.   YOUR RESPONSIBILITIES TO END USERS

     You agree to:

     1. identify and select the required technology based upon the End User's requirements; inform the End User of Program installation requirements, and provide configuration support;

     2. comply with the terms regarding Program upgrades as we specify on the Program package and in the Exhibit;

     3.   fulfill all valid orders for Programs and Services which you market;

     4. inform the End User that the sales receipt (or other documentation, such as Proof of Entitlement, if it is required) will be necessary for proof of warranty entitlement;

     5. provide defect-related Program Services by copying and providing service materials (for example, "slipstream" or "corrective service diskettes") to your End Users who are licensed for the Program. You may provide an enhanced version of this support through our applicable Services you market to the End User. If you do, we assume customer satisfaction for such support;

     6. be the primary contact for Program information and technical support. Such support responsibility may be provided through our applicable Services you market to the End User. If you market our Services, we assume customer satisfaction responsibility for such support; and

     7. assist your End User in Program problem determination and resolution, unless this responsibility is delegated as specified in items 5 and 6 above.

IBM BUSINESS PARTNER AGREEMENT
PASSPORT ADVANTAGE ATTACHMENT FOR
RESELLERS OF WORKSTATION SOFTWARE                                     [IBM LOGO]
--------------------------------------------------------------------------------


These terms prevail over, and are in addition to or modify, the Remarketer Terms Attachment for Workstation Software and the Reseller Attachment for Workstation Software.

Under the terms of this Attachment, an End User who has an IBM International Passport Advantage Agreement (Passport Advantage Agreement) in effect and has selected you as a Reseller may fulfill their Passport Advantage acquisitions through you. You may assist the End User in completing the Passport Advantage Enrollment Form and any other applicable documents and submit these documents to us. Upon our acceptance of the Passport Advantage Agreement, we will make available to you all the details to enable you to fulfill the End User's Passport Advantage orders.

Passport Advantage Agreement documents, and Business Partner guidelines to assist you in understanding the offering and fulfilling End User Passport Advantage Agreements are included on the Passport Advantage channel resource web site, www.ibm.com/software/passportadvantage

1.   ELIGIBLE PRODUCTS

Eligible Products include commercially available Programs, Program Upgrades, Competitive Upgrades, Software Maintenance renewals and "Software Maintenance After License" and are listed in IBM's applicable price list. IBM may add or withdraw Eligible Products or change an Eligible Product's Suggested Volume Price (SVP) or point value at any time. In order to market certain Products, IBM approval will be required.

2.   MARKETING TO QUALIFIED END USERS

You may only market Passport Advantage to End Users who have a Passport Advantage Agreement accepted by us, and who have selected you as their Reseller.

3.   PASSPORT ADVANTAGE OPTIONS FOR COMMERCIAL END USERS

Commercial End Users (all End Users except qualifying education and government End Users) may acquire Eligible Products under one of two options:

Under Option A, an End User acquires individual Eligible Products and each Eligible Product is assigned SVP point values. The point value of the Eligible Products in a transaction determines the SVP Level of that transaction.

Under Option B, an End User acquires a CEO Product Category which is a grouping of Eligible Products all within the CEO Product Category. Each CEO Product Category is assigned SVP points. The point value of the CEO Product Category the End User acquires in a transaction determines the SVP Level of that transaction. The initial acquisition must include at least one CEO Product Category (Requisite Product Category), for all Users within the Enterprise.

Every CEO Product Category has a minimum requirement of 500 Users.

A User is an individual to whom a machine capable of copying, using, or extending the use of eligible Programs has been assigned.

Additional CEO Product Categories may be acquired.

An End User may use any or all of the Programs included in a chosen CEO Product Category.

Programs that are acquired for client access must be acquired from the same CEO Product Category as the server Program which they access.

If an End User requires a Program that is not included in a CEO Product Category, the Program may be ordered under Option A. If we replace a CEO Product Category which the End User had acquired, the End User may acquire the replacement CEO Product Category for an upgrade charge. However, the End User must terminate their use of the replaced CEO Product Category when they install the replacement CEO Product Category.

For each Passport Advantage transaction, our price to you will be based either on the End User's Relationship SVP (RSVP) Level or Transaction SVP (TSVP) Level for that transaction. You establish your prices to your customers. If the End User's RSVP Level is changed, we will inform you and you will place subsequent orders for that End User at their revised RSVP Level, or at their applicable TSVP Level, as appropriate for that order.

4.   PASSPORT ADVANTAGE OPTIONS FOR EDUCATION END USERS

Upon our acceptance of their Passport Advantage Enrollment Form, eligible Education End Users who qualify as an Authorized Academic Customer as defined in the End User Attachment for Academic Volume Option may acquire selected Eligible Products under this option or other educational terms as we specify in the Academic Passport Advantage section of our web site. You may provide such terms and fulfill Eligible Product orders only to eligible Education End Users.

5.   PASSPORT ADVANTAGE OPTIONS FOR GOVERNMENT END USERS

Upon our acceptance of their Passport Advantage Enrollment Form, eligible Government End Users, as defined in the End User Attachment for Government Option, are entitled to the Government End User SVP Levels as specified on the applicable price list (or as available upon request). U.S. federal and other approved Government End Users may also acquire Eligible Products listed in the GSA schedule price list. There is no minimum quantity order requirement. You may provide such terms and fulfill Eligible Product orders only to eligible Government End Users.

6.   YOUR RESPONSIBILITIES

A Passport Advantage End User may have an unlimited number of sites, all of which are covered under a single Passport Advantage Agreement. The site from which an End User designates you as their Passport Advantage Reseller will be the site from which you agree to process orders for Eligible Products as we specify to you.

You agree to accept all site orders from your Passport Advantage End Users throughout the term of their Passport Advantage Agreement and to report such sales to us as we specify in the operations guide.

You also agree to:

     1- proactively solicit purchase orders from your Passport Advantage End Users whose Software Maintenance is due for renewal;

     2- prior to accepting orders, ensure your End User is informed of the pricing Level for the transaction and the End User has copies of and understands the Passport Advantage Agreement documents and the Passport Advantage Enrollment Form;

     3- ensure any change to End User information is forwarded to IBM either by you or by the End User;

     4- become knowledgeable in all elements of the Passport Advantage offerings;

     5- communicate to your Passport Advantage End Users all Passport Advantage promotions and special offers, when informed of such by us;

     6- pass through to your Passport Advantage End Users, at the time of all applicable transactions, any special incentives designed to encourage Passport Advantage End User acquisition activity, as defined by us;

     7- advertise Passport Advantage to prospective Passport Advantage End Users on a regular basis;

     8- install and use a Notes server and the Notes Passport Advantage databases, and Passport Advantage web site, or their equivalents;

     9- name and maintain a Passport Advantage staff to administer Passport Advantage both within your organization as well as when interacting with us, as we specify in the operations guide. You may not begin ordering Passport Advantage Eligible Products from us until each member of your Passport Advantage staff has been trained to perform their Passport Advantage related functions. We have the sole right to evaluate the Passport Advantage competency of each such staff member. You also agree to notify us of any changes to your Passport Advantage staff; and,

     10- on our request, and at your expense 1) send a qualified representative to participate in a specialized Passport Advantage training session as we specify and 2) have your representative attend other Passport Advantage training and participate in conference calls as announced by us.

7.   PASSPORT ADVANTAGE MEDIA AND DOCUMENTATION PACKS

Passport Advantage media containing an IBM Program and documentation packs containing user documentation will be available to you for distribution only to your Passport Advantage End Users and other End Users as we specify. You may maintain an inventory of Passport Advantage media and documentation packs as you would any IBM shrink-wrap Program packages.

8.   SUSPENSION AND TERMINATION

If you breach the terms of this Attachment we may, immediately on notice to you, suspend or terminate our approval of you to participate under the terms of this Attachment. If we do, you may no longer accept Passport Advantage orders from Passport Advantage End Users. We may allow you a reasonable opportunity to cure. If you fail to do so, we will take the action we specified in our notice to you.

                                                                      [IBM LOGO]
BUSINESS PARTNER AGREEMENT
FEDERAL ALLIANCE OFFERING ATTACHMENT FOR
RESELLERS OF WORKSTATION SOFTWARE
--------------------------------------------------------------------------------

These terms are in addition to or modify and prevail over the terms of the Remarketer Terms Attachment for Workstation Software.

     YOUR RESPONSIBILITIES

          Each year for which you are approved for the terms of this Attachment, we will provide you with a Letter of Supply in support of your response requirements for GSA awards. We may provide other documentation, as required by the GSA, upon your request.

          You are protected for price increases for Programs you market under a GSA award. We will specify the price protection terms to you in writing.

          For an open bid opportunity, on an exception basis, you may provide Programs to qualifying Remarketers (system integrators, prime contractors, subcontractors and 8A companies) when such Remarketers provide Programs under the terms of a Federal award to End Users who qualify for GSA terms. We may provide you with a rebate on Programs you provide to Remarketers. Any such rebate will be a percent of the price you paid us for the Program, less any credits we issued to you. We will inform you in writing of that percent. In order to obtain the rebate, you agree to report to us in a time frame and format we specify, certain information regarding the Programs provided to such Remarketers.

          For Programs you market to qualifying Remarketers for their sale to a Federal agency or department, you agree to:

           1. prior to your distribution of Programs to a Remarketer, obtain a copy of the documentation substantiating that the Remarketer has a valid award in effect from the Federal agency for the specific Programs and quantities to be provided to the agency by the Remarketer. A valid award must include the award number, the Federal End User (agency) name and ship-to zip code;

           2. maintain for one year from the transaction date, a copy of the award documentation with a copy of your invoice to the Remarketer;

           3. perform an audit, at our request, of the Remarketers to whom you provided Programs, under the terms of this offering, to ensure the awards have been fulfilled in accordance with the award terms;

           4. report to us, in a time frame and format we specify, your sales, under the terms of this offering, to a Federal agency or department, or to Remarketers who provide Programs to a Federal agency or department;

           5. ensure that the terms in any agreement you may have with your Remarketers are not in conflict with this Agreement;

           6.  distribute Programs and Services to them on an equitable basis;

           7. inform them that you provide sales and technical support (you are responsible for their satisfaction with such support);

           8. provide configuration support to them for Programs that require it;

           9. maintain sufficient inventory of Programs and Services to meet Remarketer demand;

          10. provide defect-related Program Services by copying and providing to your Remarketers the service materials (for example, "slipstream" or "corrective service diskettes") we provide to you;

          11. fulfill all valid orders from Remarketers for eligible Programs and Services;

          12. provide Programs for demonstration, evaluation and internal use purposes to Remarketers on their request;

          13. assist your Remarketer in Program problem determination and resolution; and

          14. provide the following items to Remarketers when we give such items to you for distribution to them:

               a.   promotional offerings and material

               b.   incentives;

               c.   marketing funds;

               d.   support documentation; and

               e.   advertising material.

               You agree to distribute them proportionally and according to the procedures we specify, and require the Remarketer to properly implement or distribute them, as applicable.

     YOUR REMARKETERS' RESPONSIBILITIES

          You agree to inform your Remarketers of their responsibility to:

           1. identify and select the required technology based upon the End User's requirements; inform the End User of Program installation requirements; and provide configuration support;

           2. be the primary contact for Program information and technical support. Such support responsibility may be provided through our applicable Services they market to the End User. If they market our Services, we assume customer satisfaction responsibility for such support;

           3.  report Program defects to you, as applicable;

           4.  refund the amount paid for a Program returned because the End
               User:

               a.   returned it under the terms of its warranty;

               b.   does not accept the terms of the license; or

               c.   returned it under the money-back guarantee.

           5. comply with the terms regarding Program upgrades as we specify on the Program package and in the Exhibit;

           6. fulfill all valid orders for Programs and Services which they market;

           7. provide defect-related Program Services by copying and providing service materials (for example, "slipstream" or "corrective service diskettes") to their End Users who are licensed for the Program. They may provide an enhanced version of this support through our applicable Services they market to the End User. If they do, we assume customer satisfaction responsibility for such support;

           8. assist the End User in Program problem determination and resolution, unless this responsibility is delegated as specified in item 7 above;

           9.  retain records of each sales transaction for three years;

          10.  provide the support necessary to maintain customer satisfaction;

          11. provide a dated sales receipt or its equivalent (such as an invoice) to the End User; and

          12. inform the End User the sales receipt the Remarketer provides (or other documentation, such as Proof of Entitlement, if it is required) will be necessary for proof of warranty entitlement.

                                                                      [IBM LOGO]

                         IBM BUSINESS PARTNER AGREEMENT

                                  UNITED STATES

                        EXHIBIT FOR WORKSTATION SOFTWARE

The Exhibit for Workstation Software consists of terms and conditions specific to IBM Workstation Software Programs and Services, and an Eligible Programs and Services List (Worldwide Price Book). In order to provide you with the most current Programs and Services information, we will update the Worldwide Price Book electronically. You may access the Worldwide Price Book on the Passport Advantage Online web site.

ELIGIBLE PROGRAMS AND SERVICES

You are eligible to order and market all Programs and Services maintained on the Worldwide Price Book except those Programs and Services identified as certification or authorization required.

You become eligible to order and market Certified Programs once you have met the certification criteria Distributors may only market Certified Programs to Remarketers who have met the certification criteria. Certification requirements are outlined in the operations guide.

You become eligible to order and market Authorized Programs when you are authorized under the terms of the Profile for Workstation Software.

DEMONSTRATION AND EVALUATION PROGRAMS

A reasonable number of copies for most Programs may be made available to you at no charge for the purpose of demonstration to, and evaluation by, your Customers. Demonstration and Evaluation copies are specially marked as not for resale packages and may be provided to End Users for no longer than three months. Such Programs must be returned by the End User with all media, any Program copies, and documentation included. Ordering procedures and information regarding eligible Demonstration and Evaluation Programs are included in the operations guide. Development copies are not available for Workstation Software Programs.

INTERNAL USE

Workstation Software Programs will be available to you for your internal Business Partner operations. Your prices for such Programs will be based on the best discounted price available to End Users through our standard volume offerings, but will not be subject to any volume requirements. Ordering procedures for Internal Use Programs are included in the operations guide. Programs can be acquired at your standard price.

INTERNAL USE FOR DISTRIBUTOR'S CUSTOMERS

If you are approved as a Distributor of Workstation Software, as an exception to your Distributor Marketing Approval (which does not allow you to market to End Users), you may provide Programs to your Remarketers for use within their internal remarketer operations. Such Programs are available to you at standard Distributor or volume offering prices, as applicable. All Passport Advantage End User volume requirements apply.



                                   Page 1 of 1